Exhibit 99

April 13, 2009

FOR IMMEDIATE RELEASE
Contact:  Randy J. Wiley, Treasurer
Beacon Federal Bancorp, Inc.
Telephone: (315) 433-0111 Ext. 1550

BEACON FEDERAL BANCORP, INC. ANNOUNCES
COMPLETION OF ADDITIONAL STOCK REPURCHASE PLAN

EAST SYRACUSE, NEW YORK – April 13, 2009 – Beacon Federal Bancorp, Inc. (the “Company”) (NASDAQ:BFED), the holding company for Beacon Federal (the “Bank”), announced today that the Company has completed the repurchase of 363,963  shares of its outstanding common stock, at an average price of $8.31 in connection with its second stock repurchase program, which the Company commenced on March  31 , 2009.

“We are pleased with the completion of our second round of share repurchases which brings the total shares repurchased to 747,079,” remarked Ross J. Prossner, President and Chief Executive Officer.  “The repurchases of shares, combined with the payment of a regular quarterly dividend, reflect our commitment to enhance shareholder value.”

Beacon Federal Bancorp, Inc., through its subsidiary, Beacon Federal, offers banking and related financial services to both individual and commercial customers. The Bank is headquartered in East Syracuse, New York, with six full-service branches in Marcy and Rome, New York, Smartt and Smyrna, Tennessee, Tyler, Texas and Chelmsford, Massachusetts.

Forward-Looking Statement

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Bank and Company intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Bank or Company or any other person that results expressed therein will be achieved. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.